UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/18/2011

Identive Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-29440

Delaware	77-0444317
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1900-B Carnegie Avenue
Santa Ana, CA 92705
(Address of principal executive offices, including zip code)

949-250-8888
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On July 18, 2011, Multicard AG, a subsidiary of Identive Group, Inc. ("Identive"), acquired all of the outstanding shares of polyright SA, a Swiss company ("Polyright"), for a combination of cash and payment of outstanding indebtedness in the aggregate amount of CHF 2.550 million (or approximately US$3.12 million). The sellers included Securitas AG, Kudelski SA and members of Polyright management. The management sellers may receive aggregate potential earn-out payments of up to CHF 600,000 (or approximately US$733,600), payable in shares of Identive common stock, over the 30-month period following the closing of the acquisition, subject to achievement of specific financial and sales performance targets over such period. The number of shares, if any, issued under the earn-out will be based on the average share price during the month preceding the date of announcement of Identive's annual results, and will be subject to a two-year lockup. A copy of the press release announcing the acquisition is attached as Exhibit 99.1 to this Report.

Item 9.01.    Financial Statements and Exhibits

(a)        Financial Statements of Businesses Acquired.
Not applicable.
(b)        Pro Forma Financial Information.
Not applicable.
(c)        Shell Company Transactions.
Not applicable.
(d)        Exhibits.
Exhibit
Number
99.1        Press Release dated July 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identive Group, Inc.

Date: July 21, 2011	By:	/s/ Melvin Denton-Thompson
Melvin Denton-Thompson
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press release dated July 19, 2011.